CONSENT OF INDEPENDENT AUDITORS We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333- 233276) and Form S-8 (No. 333-219346, No. 333-182219, No. 333-116626, No. 333-145581, No. 33- 41007, No. 2-92404, and No. 333-145583) of GATX Corporation, of our report dated March 30, 2020 relating to the group financial statements of Alpha Partners Leasing Limited, which appears in this Form 10-K/A of GATX Corporation. /s/ PricewaterhouseCoopers LLP London, United Kingdom March 30, 2020